Exhibit 10.10
MANAGEMENT STOCKHOLDER’S AGREEMENT
          This Management Stockholder’s Agreement (this “Agreement”) is entered into as of ______ (the “Effective Date”) among CBaySystems Holdings Limited, a company incorporated in the British Virgin Islands (including any successors thereto, the “Company”), S.A.C. PEI CB Investment, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“SAC CBI”), and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 6(a) of this Agreement.
          WHEREAS, pursuant to the Subscription Agreement, dated as of May 21, 2008 (the “Subscription Agreement”), by and among the Company, SAC CBI, and only for purposes of Section 4.13, Section 6.2(e), Section 6.2(g) and Article 8 thereof, S.A.C. Private Capital Group, LLC, SAC CBI agreed to subscribe for new ordinary shares of common stock (the “Common Stock”), par value $0.10 per share, of the Company (the “Subscription”);
          WHEREAS, in connection with the Subscription, the Management Stockholder has been selected by the Company to receive options to purchase shares of Common Stock (together with any options to purchase shares of Common Stock granted in the future, the “Options”) pursuant to the terms set forth below and the terms of the Company’s 2007 Equity Incentive Plan (the “Option Plan”) and the Stock Option Agreement entered into by and between the Company and the Management Stockholder in respect thereof (the “Option Agreement”).
          NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the Parties agree as follows:
          1. Management Stockholder’s Representations, Warranties and Agreements.
          (a) The certificate (or certificates) representing the Option Stock shall bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF APRIL 17, 2009 BETWEEN CBAYSYSTEMS HOLDINGS LIMITED (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”
          (b) The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Option Stock and (ii) a notation shall be made in the Register of Members of the Company indicating that the Option Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Option Stock. If the Management Stockholder is an Affiliate, the Management Stockholder also acknowledges that (1) the Option Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Option Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Option Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.
          (c) If any shares of Common Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.
          (d) The Management Stockholder agrees that, if requested by the managing underwriter for an underwritten offering of any shares of Common Stock to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of Common Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company; provided, that the transfer restrictions (lock-up) described in this Section shall only apply to the extent the Principal Stockholders are subject to such restrictions.
          (e) The Management Stockholder represents and warrants that (i) with respect to the Option Stock, the Management Stockholder has received and reviewed the Option Agreement, the Option Plan and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Option Stock and to verify the information contained in the information received as indicated in this Section 1(e), and the Management Stockholder has relied solely on such information.
          (f) The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Option Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his investment in the Option Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the acquisition of the Option Stock and (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s acquisition of the Option Stock as contemplated by this Agreement.
          2. Sales to Third Parties.
          (a) The Management Stockholder hereby agrees that he shall not directly or indirectly, assign, gift, offer, convey, pledge, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”) at any time during the period commencing on the date hereof and ending on the earlier of (i) the third anniversary of the Closing Date and (ii) the occurrence of a Change in Control:
     (i) any shares of Option Stock, without the prior written consent of SAC CBI, which consent may be (i) withheld in the sole discretion of SAC CBI, or (ii) given subject to reasonable terms and conditions determined by SAC CBI in its sole discretion; or
     (ii) any shares of Common Stock (other than Option Stock), without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Board and which consent may be (i) withheld in the sole discretion of the Board, or (ii) given subject to reasonable terms and conditions determined by the Board in its sole discretion.
The Management Stockholder further agrees that in connection with any Transfer consented to pursuant to this Section 2(a), the Management Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that the Transfer is not in violation of this Agreement or the Act. In addition, the Company shall be satisfied that the Transfer is not in violation of the securities laws of any state applicable to such Transfer. Any purported Transfer in violation of the provisions of this Section 2 shall be null and void ab initio and shall have no force or effect.
          (b) Notwithstanding the foregoing, nothing in this Section 2 shall prevent the Transfer of any shares of Common Stock by the Management Stockholder pursuant to Sections 3 and 4 of this Agreement and to (i) the Company; or (ii) (A) any member of the Management Stockholder’s immediate family (the “Permitted Family Members”), (B) trusts for the benefit of the Permitted Family Members, and (C) upon the Management Stockholder’s death, the Management Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries; provided that, in the case of subclause (A) and (B), the transferee agrees in writing that the Management Stockholder retains the sole and exclusive right to vote or dispose of any shares of Common Stock transferred to the Permitted Family Member (each such person and entity described in clause (ii) a “Permitted Transferee” and collectively, the “Permitted Transferees”); provided, further that the Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in form and substance to the Board.
          3. Drag-Along Rights.
          (a) If a Principal Stockholder at any time, or from time to time, in one transaction or a series of related transactions, proposes to Transfer shares of Common Stock (or rights to acquire Common Stock) to one or more Persons (a “Third Party Purchaser”), then such Principal Stockholder shall have the right (a “Drag-Along Right”), but not the obligation, to require the Management Stockholder to tender for purchase to the Third Party Purchaser, on the same terms and conditions as apply to the Principal Stockholder, a number of shares of Common Stock and vested Options (including any options that vest as a result of the consummation of the Transfer to the Third Party Purchaser) that, in the aggregate, equal the lesser of (A) the number derived by multiplying (1) the total number of shares of Common Stock owned by the Management Stockholder (including shares of Common Stock issuable in respect of all vested Options held by the Management Stockholder whether or not exercised and including any options that vest as a result of the consummation of the Transfer to the Third Party Purchaser to the extent the per share consideration offered by the Third Party Purchaser(s) is greater than the exercise price of such rights to acquire Common Stock); by (2) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by the Principal Stockholder in connection with the transaction or series of related transactions and the denominator of which is the total number of the then outstanding shares of Common Stock (including shares issuable upon the exercise of rights to acquire Common Stock to the extent the per share consideration offered by the Third Party Purchaser(s) is greater than the exercise price of such rights to acquire Common Stock) held by the Principal Stockholder; or (B) the number of shares as the Principal Stockholder shall designate in the Drag-Along Notice (as defined below).
          (b) If a Principal Stockholder elects to exercise its Drag-Along Right under this Section 3 with respect to the shares of Common Stock held by the Management Stockholder, such Principal Stockholder shall notify the Management Stockholder in writing (the “Drag-Along Notice”). Each Drag-Along Notice shall set forth: (i) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (the “Third Party Terms”); and (ii) the number of shares of Common Stock and vested Options that the Principal Stockholder elects the Management Stockholder to sell in the Transfer. The Drag-Along Notices shall be given at least five (5) days before the closing of the proposed Transfer.
          (c) Upon the giving of a Drag-Along Notice, the Management Stockholder shall be obligated to sell the number of shares of Common Stock and vested Options set forth in the Management Stockholder’s Drag-Along Notice on the Third Party Terms.
          (d) At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 3, the Third Party Purchaser(s) shall remit to the Management Stockholder the consideration for the total sales prices of the Common Stock and unexercised vested Options held by the Management Stockholder sold pursuant hereto minus any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and minus the aggregate exercise price of any unexercised vested Options being Transferred by the Management Stockholder to the Third Party Purchaser(s), against delivery by the Management Stockholder of certificates for Common Stock, duly endorsed for Transfer or with duly executed stock powers and, as applicable, an instrument evidencing the transfer or the cancellation of the unexercised vested Options subject to the Drag-Along Right reasonably acceptable to the Company, and the compliance by the Management Stockholder with any other conditions to closing generally applicable to the Principal Stockholder and all other holders of Common Stock selling shares in the transaction.

          4. Tag-Along Rights.
          (a) If a Principal Stockholder at any time proposes to Transfer shares of Common Stock (or rights to acquire Common Stock) to a Third Party Purchaser (other than a Principal Stockholder), in a single Transfer or a series of related Transfers constituting a Change in Control, then the Management Stockholder shall have the right (the “Tag-Along Right”) to require that the Principal Stockholder may not consummate such Transfer unless the proposed Third Party Purchaser purchases from the Management Stockholder, on the same terms and conditions as apply to the Principal Stockholder, up to the number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of vested Options to the extent the per share consideration offered by the Third Party Purchaser(s) is greater than the exercise price of such rights to acquire Common Stock) (including such options that vest as a result of the consummation of the Transfer to the Third Party Purchaser)) equal to the number derived by multiplying (x) the total number of shares of Common Stock that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of vested Options) (including options that vest as a result of the consummation of the Transfer to the Third Party Purchaser)) owned by the Management Stockholder, and the denominator of which is the aggregate number of shares of Common Stock owned by the Principal Stockholder (including shares issuable upon the exercise of rights to acquire Common Stock), the Management Stockholder and all other holders of Common Stock who have exercised a Tag-Along Right similar to the rights granted to the Management Stockholder in this Section 4 or are otherwise participating in such transaction (including any shares of Common Stock issuable upon the exercise of vested Options to the extent the per share consideration offered by the Third Party Purchaser(s) is greater than the exercise price of such rights to acquire Common Stock) (including such options that vest as a result of the consummation of the Transfer to the Third Party Purchaser)).
          (b) A Principal Stockholder shall notify the Management Stockholder in writing in the event such Principal Stockholder proposes to make a Transfer or series of Transfers giving rise to a Tag-Along Right at least five (5) days prior to the date on which the Principal Stockholder expects to consummate such Transfer (the “Sale Notice”) which notice shall specify the number of shares of Common Stock which the Third Party Purchaser intends to purchase in such Transfer. The Tag-Along Right may be exercised by the Management Stockholder by delivery of a written notice to the Principal Stockholder proposing to sell the shares of Common Stock (the “Tag-Along Notice”) within three (3) days following receipt of the Sale Notice from the Principal Stockholder. The Tag-Along Notice shall state the number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of vested Options to the extent the per share consideration offered by the Third Party Purchaser(s) is greater than the exercise price of such rights to acquire Common Stock) (including such options that vest as a result of the consummation of the Transfer to the Third Party Purchaser)) that the Management Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above); provided that, in the case of any shares of Common Stock issuable upon the exercise of vested Options, the Principal Stockholder may require the Management Stockholder to exercise such vested Options, in whole or in part, prior to or simultaneously with the Transfer(s) described in Section 4(a). In the event that the proposed Third Party Purchaser does not purchase the specified number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of vested Options to the extent the per share consideration offered by the Third Party Purchaser(s) is greater than the exercise price of such rights to acquire Common Stock and including such options that vest as a result of the consummation of the Transfer to the Third Party Purchaser) from the Management Stockholder on the same terms and conditions as specified in the Sale Notice, then the Principal Stockholder shall not be permitted to sell any shares of Common Stock to the proposed Third Party Purchaser unless the Principal Stockholder purchases from the Management Stockholder such specified number of shares of Common Stock (including any shares of Common Stock issuable upon the exercise of vested Options to the extent the per share consideration offered by the Third Party Purchaser(s) is greater than the exercise price of such rights to acquire Common Stock and including such options that vest as a result of the consummation of the Transfer to the Third Party Purchaser) on the same terms and conditions as specified in such Sale Notice.
          (c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 4, the Third Party Purchaser shall remit to the Management Stockholder who exercised his Tag-Along Right the consideration for the total sales price of the Common Stock and unexercised vested Options held by the Management Stockholder sold pursuant hereto minus any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and minus the aggregate exercise price of any unexercised vested Options being Transferred by the Management Stockholder to the Third Party Purchaser, against delivery by the Management Stockholder of certificates for Common Stock, duly endorsed for Transfer or with duly executed stock powers and an instrument evidencing the transfer or the cancellation of the vested Options subject to the Tag-Along Right reasonably acceptable to the Company, and the compliance by the Management Stockholder with any other conditions to closing generally applicable to the Principal Stockholder and all other holders of Common Stock selling shares in the transaction.
          5. Cooperation.
          (a) In the event of (i) the exercise of a Drag-Along Right pursuant to Section 3 or (ii) a Change in Control triggering a Tag-Along Right pursuant to Section 4, the Management Stockholder shall, to the extent permitted by applicable law, consent to and raise no objections against the transaction, and if the transaction is structured as a sale of stock, the Management Stockholder shall take all actions that the Board reasonably deems necessary or desirable in connection with the consummation of the transaction. Without limiting the generality of the foregoing, the Management Stockholder agrees to (A) consent to and raise no objection against the transaction; (B) execute any Common Stock purchase agreement, merger agreement or other agreement entered into with the Third Party Purchaser with respect to the transaction setting forth the Third Party Terms and any ancillary agreement with respect thereto; (C) vote the Common Stock held by the Management Stockholder in favor of the transaction; and (D) refrain from the exercise of dissenters’ appraisal rights with respect to the transaction.
          (b) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Act, may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), the Management Stockholder, if he is not an accredited investor, shall, if requested by the Company, appoint a purchaser representative (as defined in Rule 501 of the Act) reasonably acceptable to the Company. If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if the Management Stockholder appoints another purchaser representative, the Management Stockholder shall be responsible for the fees of the purchaser representative so appointed.
          (c) The Management Stockholder shall bear its pro-rata share of the costs of any transaction in which it sells shares of Common Stock and/or vested Options (based upon the net proceeds received by the Management Stockholder in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock and vested Options and are not otherwise paid by the Company or the acquiring party.
          6. Definitions.
          (a) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan. Terms used herein and as listed below shall be defined as follows:
     “Act” shall mean the Securities Act of 1933, as amended.
     “Affiliate” shall mean, with respect to any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature (each, a “Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Act; provided, that, in no event shall the Company, any of its subsidiaries or the Management Stockholder be considered an “Affiliate” of the Principal Stockholders.
     “Agreement” shall have the meaning set forth in the introductory paragraph.
     “Board” shall mean the board of directors of the Company.
     “Cause” shall mean the Company or an Affiliate having “Cause” to terminate the Management Stockholder’s employment, as defined in any employment agreement between the Management Stockholder and the Company or an Affiliate; provided, that in the absence of an employment agreement containing such a definition, the Company or an Affiliate shall have “Cause” to terminate the Management Stockholder’s employment upon: (i) a determination by the Board that the Management Stockholder failed to substantially perform the Management Stockholder’s duties (other than any such failure resulting from the Management Stockholder’s Disability) which is not remedied within 30 days after receipt of written notice from the Company’s specifying such failure; (ii) the Management Stockholder’s conviction, or plea of nolo contendere for any felony or crime involving moral turpitude; (iii) the Management Stockholder’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing the Management Stockholder’s duties and responsibilities; or (iv) the Management Stockholder’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company.
     “Change in Control” shall mean and shall be deemed to have occurred if SAC Private Capital Group, LLC and its Affiliates cease to have the right or the ability by voting power, contract or otherwise to directly or indirectly elect or designate for election at least three (3) directors to the Board of Directors of the Company.

     “Closing Date” shall mean the date of closing of the Subscription pursuant to the Subscription Agreement.
     “Common Stock” shall have the meaning set forth in the Recitals.
     “Company” shall have the meaning set forth in the introductory paragraph.
     “Disability” shall mean “Disability” as defined in any employment agreement between the Management Stockholder and the Company or an Affiliate; provided, that in the absence of an employment agreement containing such a definition, “Disability” shall mean the Management Stockholder’s inability to perform, with or without reasonable accommodation, the essential functions of the Management Stockholder’s position for a total of three months during any six month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to the Management Stockholder or the Management Stockholder’s legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed.
     “Fair Market Value” of shares of the Common Stock, as of any date of determination, shall be determined by the Board as follows:
     (i) If the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act) or an equivalent foreign exchange, each share of Common Stock to be repurchased shall be valued at the average of the closing prices of a share of Common Stock on the principal exchange on which the shares are then trading for the period of ten consecutive trading days ending on the most recent trading day preceding such date of determination;
     (ii) If the Common Stock is not traded on a National Securities Exchange or an equivalent foreign exchange but is quoted on Nasdaq or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each share of Common Stock to be repurchased shall be valued at the average of the mean between the closing representative bid and asked prices for a share of Common Stock for the period of ten consecutive trading days ending on the most recent trading day preceding such date of determination as reported by Nasdaq or such successor quotation system; or
     (iii) If the Common Stock is not publicly traded on a National Securities Exchange and is not quoted on Nasdaq or a successor quotation system, the Fair Market Value of the Common Stock to be repurchased shall be determined in good faith by the Board in its sole discretion, with reference to the most recent valuation of the Common Stock requested by the Board and performed by an independent valuation consultant or appraiser of nationally recognized standing (which may be the Company’s independent accounting firm) selected by the Board (with the Management Stockholder not participating in such selection) and with such adjustment to the appraisal by said independent valuation consultant or appraiser to the date of the exercise of the Involuntary Transfer Repurchase Right, as the Board, acting in good faith, in its sole discretion deems appropriate.
     “Management Stockholder” shall have the meaning set forth in the introductory paragraph.

     “Option Stock” shall mean any Common Stock issuable or issued upon exercise of Options.
     “Options” shall have the meaning set forth in the second “whereas” paragraph.
     “Option Plan” shall have the meaning set forth in the second “whereas” paragraph.
     “Parties” shall have the meaning set forth in the introductory paragraph.
     “Principal Stockholders” shall mean SAC CBI and its successors.
     “Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).
     “SEC” shall mean the U.S. Securities and Exchange Commission.
          7. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Common Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase shares of Common Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.
          8. Covenant Regarding 83(b) Election. Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that the Management Stockholder will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Option Stock when first acquired by the Management Stockholder; and the Management Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Management Stockholder files within thirty (30) days after the date hereof, and within thirty (30) days after each exercise of the Management Stockholder’s Options and with evidence that each such election has been filed in a timely manner.
          9. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Common Stock or the Options by reason of any stock dividend, split, reverse split, combination, division, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.
          10. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any offer letter, letter of employment provided to the Management Stockholder by the Company or any employment agreement entered into by and between the Management Stockholder and the Company or any of its subsidiaries) (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.
          11. Binding Effect; Assumption. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed a Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 1(a) or Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. This Agreement shall be assumed mutatis mutandis by any successor to the Company in any transaction that does not constitute a Change in Control.
          12. Amendment. This Agreement may be amended by resolution of the Board; provided that the amendment has been approved by the Principal Stockholders; and, provided, further, that any such amendment that would materially adversely affect the rights of the Management Stockholder shall not to that extent be effective without the written consent of the Management Stockholder.
          13. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Common Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Common Stock hereunder.
          14. Applicable Law; Jurisdiction; Arbitration; Legal Fees.
          (a) The laws of the State of New York applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.
          (b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          (c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Principal Stockholders and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the covenants set forth in Section 19 of this Agreement.
          (d) In the event of any arbitration or other disputes with regard to this Agreement, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.
          15. Miscellaneous.
          (a) In this Agreement all references to “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
          (b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.
          16. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the Management Stockholder any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.
          17. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:
          (a) If to the Company, to it at the following address:
CBaySystems Holdings Limited
2661 Riva Road
Building 1000, Fifth Floor
Annapolis, Maryland 21401
Facsimile: 410.266.9409
Attention: Raman Kumar
with a copy to (which shall not constitute notice):
Jones Day
77 West Wacker Drive
Chicago, Illinois 60601
Facsimile: 312.782.8585
Attention: Philip S. Stamatakos, Esq.
and
CMS Cameron McKenna LLP

Mitre House
160 Aldersgate Street
London EC1A 4DD
United Kingdom
Facsimile: 44.20.7367.2000
Attention: Peter Smith, Esq.
          (b) If to SAC CBI, to it at the following address:
c/o S.A.C. Capital Advisors, LLC
72 Cummings Point Rd
Stamford, Connecticut 06902
Facsimile: 203.823.4209
Attention: General Counsel
with a copy to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP
1999 Avenue of the Stars
29th Floor
Los Angeles, California 90067
Facsimile: 310.407.7502
Attention: Daniel Clivner, Esq.
          (c) If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature;
or at such other address as any party shall have specified by notice in writing to the others.
          18. Covenant Not to Disparage.
          (a) The Management Stockholder shall not, at any time, disparage the Company, the Principal Stockholders, any of their respective Affiliates, or any of the products or practices, directors, officers, agents, representatives, partners, members, stockholders of any of the foregoing, either orally or in writing.
          (b) In the event that the Management Stockholder breaches any of the covenants sets forth in this Section 18 (i) while the Management Stockholder is receiving severance payments under any agreement or plan, the Company may cease making payments thereunder and the Management Stockholder must repay all amounts previously received from the Company thereunder; (ii) the Management Stockholder agrees to repay all amounts received, if any, from the Company or any of its affiliates with respect to the purchase of Common Stock from the Management Stockholder in connection with the termination of the Management Stockholder’s employment with the Company; and (iii) the Management Stockholder agrees to pay the amount of damages the Company can reasonably demonstrate it incurred as a result of such breach. The Management Stockholder shall be liable for the payment of reasonable attorneys’ fees, costs and ancillary expenses incurred by the Company in enforcing its rights hereunder in court or other legal proceedings if the Company prevails in such proceedings.

          (c) The existence of any claim or cause of action of the Management Stockholder against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of the covenants contained in this Section 18. It is specifically agreed that the period following the termination of the Management Stockholder’s employment with the Company during which the agreements and covenants of the Management Stockholder made in this Section 18 shall be effective, shall be computed by excluding from such computation any time during which the Management Stockholder is in violation of any provision of this Section 18.
          19. Irrevocable Proxy.
          (a) In accordance with Section 82(5) of the BVI Business Companies Act, 2004 and Article 64 of the Company’s articles of association, the Management Stockholder hereby irrevocably appoints SAC CBI and any authorized representatives and designees thereof as its lawful proxy and attorney-in-fact to exercise with full power in the Management Stockholder’s name and on its behalf, the Management Stockholder’s right to vote all of the shares of outstanding Common Stock then (or, as applicable, on the record date for such action) owned by the Management Stockholder at any regular or special meeting of the stockholders of the Company, or written consent in lieu thereof, in such proxy holder’s sole discretion, on any and all matters, including in favor of or in opposition to directors. This proxy is irrevocable and is coupled with an interest and shall not be terminable as long as this Agreement remains in effect and, if the Management Stockholder is a natural person, shall not terminate on the Disability or incompetence of the Management Stockholder. The Company is hereby requested and directed to honor this proxy upon its presentation by SAC CBI and any authorized representatives and designees thereof, without any duty of investigation whatsoever on the part of the Company. The Management Stockholder agrees that the Company, including the Company’s officers, directors and employees, shall not be liable to the Management Stockholder for honoring this proxy. If, for any reason, this proxy is unenforceable, the Management Stockholder agrees to vote all shares of outstanding Common Stock then (or, as applicable, on the record date for such action) owned by the Management Stockholder at any regular or special meeting of the stockholders of the Company, or written consent in lieu thereof, as directed by SAC CBI in SAC CBI’s sole discretion, on any and all matters, including in favor of or in opposition to directors. The Management Stockholder agrees to renew the granting of this proxy every twelve (12) months following the execution of this Agreement, if requested. If requested from time to time by SAC CBI, the Management Stockholder will execute a separate form of proxy consistent with this Section 19(a) that applies with respect to one or more particular matters to be voted on by the stockholders.
          (b) Notwithstanding the foregoing, no provision of Section 19(a) shall be effective if such provision of Section 19(a) shall be deemed to give rise under the Memorandum of Association and Articles of Association of the Company (as amended from time to time, the “Memorandum and Articles”) to an obligation of SAC CBI or any of its Affiliates or successors to purchase or make an offer to purchase any or all shares of Common Stock (including pursuant to Article 163 of the Memorandum and Articles).
          20. Exercisability of Options. If the Management Stockholder is a Leaver (as defined in the Share Option Agreement between the Management Stockholder and the Company dated _______ (the “Share Option Agreement”)) for any reason other than one specified in sub-clause (a) or (c) of clause 3.4 of the Share Option Agreement, the Options shall continue to be exercisable over those shares of Common Stock in relation to which the Options have vested as of the date that the Management Stockholder becomes a Leaver provided that the Management Stockholder must exercise such Options (if at all) within the period of three years following the date that the Management Stockholder becomes a Leaver (but in no event beyond the end of the “Option Period,” as defined in the Share Option Agreement), failing which the Options shall lapse; provided, that if on the date the Management Stockholder becomes a Leaver the Common Stock is not publicly traded on a National Securities Exchange and is not quoted on Nasdaq or a successor quotation system, then such exercise must take place (if at all) within the period of ninety days following the date that the Management Stockholder becomes a Leaver (but in no event beyond the end of the Option Period), failing which the Options shall lapse; provided, further, that if on the date the Management Stockholder becomes a Leaver the Common Stock is publicly traded on a National Securities Exchange or is quoted on Nasdaq or a successor quotation system, and the Common Stock ceases to be publicly traded on a National Securities Exchange or quoted on Nasdaq or a successor quotation system prior to the third anniversary of date the Management Stockholder becomes a Leaver, then such exercise must take place (if at all) prior to the earlier of (a) the 90th day following the date that the Common Stock ceases to be publicly traded on a National Securities Exchange or quoted on Nasdaq or a successor quotation system and (b) the third anniversary of date the Management Stockholder becomes a Leaver (but in no event beyond the end of the Option Period), failing which the Options shall lapse.
          21. Compliance. The parties hereto agree that performance of this Agreement shall be subject to the Memorandum and Articles and the laws of the British Virgin Islands and all other applicable laws and regulations.
          22. Termination. This Agreement shall terminate on the earlier of (a) date that is eight years from the date hereof and (b) the date on which SAC CBI no longer holds, directly or indirectly, any shares of Common Stock or any equity interests of any successor to the Company.
[Signatures on next pages.]

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CBAYSYSTEMS HOLDINGS LIMITED
By:
Name:
Title:

S.A.C. PEI CB INVESTMENT, L.P., acting by its general partner, S.A.C. PEI CB Investment GP, Limited
By:
Name:
Title:

MANAGEMENT STOCKHOLDER:

Name:

ADDRESS:

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